Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Philip Sawyer (“Employee”) and Invuity, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company and served as a member of its Board of Directors (the “Board”);

WHEREAS, Employee signed an Executive Employment Agreement with the Company on May 10, 2016 (the “Employment Agreement”);

WHEREAS, Employee signed an Executive Severance Agreement with the Company on May 10, 2016 (the “Severance Agreement”);

WHEREAS, Employee signed an Executive Change of Control Agreement with the Company on May 10, 2016 (the “Change of Control Agreement”);

WHEREAS, Employee signed a Proprietary Information and Inventions Agreement with the Company on February 19, 2010 (the “Confidentiality Agreement”);

WHEREAS, the Company granted Employee the following stock options to purchase shares of the Company’s common stock (the “Options”) and restricted stock unit awards covering shares of the Company’s common stock (the “RSUs,” and collectively with the Options, the “Equity Awards”) pursuant to the terms and conditions of the applicable Company equity plan set forth below and an award agreement thereunder (the “Stock Agreements”):

Equity Plan	Type of Award	Grant Date	Shares Subject to Award on Grant Date	Exercise Price Per Share	Shares Exercised or Settled Prior to Employment Termination Date	Vested Shares Subject to Award on Employment Termination Date Without Acceleration	Unvested Shares Subject to Award on Employment Termination Date Without Acceleration	Shares Accelerating on Effective Date	Total Vested Shares Subject to Award on Effective Date	Total Unvested Shares Subject to Award on Effective Date
2005 Stock Incentive Plan	Option	03/17/2010	94,444	$1.30	17,224	77,220	—	—	77,220	—
2005 Stock Incentive Plan	Option	11/17/2010	114,360	$1.30	36,776	77,584	—	—	77,584	—
2005 Stock Incentive Plan	Option	01/18/2012	9,944	$1.67		9,944	—	—	9,944	—
2005 Stock Incentive Plan	Option	03/05/2014	23,597	$3.15		23,597	—	—	23,597	—

2005 Stock Incentive Plan	Option	03/05/2014	94,317	$3.15		92,357	1,965	983	93,340	983
2005 Stock Incentive Plan	Option	04/30/2014	17,347	$3.15		17,347	—	—	17,347	—
2005 Stock Incentive Plan	Option	04/30/2014	112,853	$3.15		112,853	—	—	112,853	—
2005 Stock Incentive Plan	Option	04/16/2015	125,440	$11.10		75,264	50,176	25,088	100,352	25,088
2015 Equity Incentive Plan	Option	02/16/2016	100,000	$7.45		40,000	60,000	30,000	70,000	30,000
2015 Equity Incentive Plan	RSUs	02/16/2016	50,000	N/A	20,000	—	30,000	15,000	15,000	15,000
2015 Equity Incentive Plan	Option	01/17/2017	85,000	$6.50		—	85,000	42,500	42,500	42,500
2015 Equity Incentive Plan	Option	01/17/2017	85,000	$6.50		23,021	61,979	30,990	54,011	30,989

WHEREAS, Employee voluntarily separated from employment with the Company and resigned from the Board effective February 28, 2018 (the “Employment Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.                                      Consideration.

a.                                      Continuing Payments.  Subject to the provisions of this Section 1(a) and Section 15, the Company agrees to pay Employee a total of four hundred and ninety thousand dollars ($490,000.00), less applicable withholdings, until February 28, 2019 (the “Severance Period”), starting from the first regular payroll date following the Effective Date, in accordance with the Company’s regular payroll practices. Any payments that Employee would have received from the Employment Termination Date through the Effective Date will be included in the first payment made to the Employee following the Effective Date and pursuant to this Section.  Without limiting the Company’s rights or remedies in any way, Employee’s right to receive the severance payments under this Section 1(a) is conditioned on Employee complying with the terms and conditions of this Agreement and the Confidentiality Agreement.

b.                                      Lump Sum Payment.  The Company agrees to pay Employee a lump sum payment of three hundred and fifty thousand dollars ($350,000.00), less applicable withholdings, on the first regular payroll date following the Effective Date, in accordance with the Company’s regular payroll practices.

c.                                       COBRA.  Following the Effective Date, if Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to the Employment Termination Date until the earlier of (i) February 28, 2019 or (ii) the date upon which Executive and/or Executive’s eligible dependents are no longer eligible for COBRA continuation coverage (the “COBRA Reimbursements”). The COBRA Reimbursements will be made by the Company to the Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide the COBRA Reimbursements without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide Executive a taxable payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s and Executive’s eligible dependents’ group health coverage in effect on the Employment Termination Date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence in the month following the Effective Date and continue for the period of time indicated in this section.

d.                                      Equity Award Vesting Acceleration.  On the Effective Date, fifty percent (50%) of the unvested shares of Company common stock subject to all outstanding Equity Awards will accelerate and fully vest (provided that, with respect to Equity Awards with performance-based vesting, fifty percent (50%) of the unvested shares will vest based on deemed achievement of performance goals or other vesting criteria at one hundred percent (100%) of target levels).

e.                                       Extension of Option Post-Service Exercisability Period.  On the Effective Date, the post-service exercisability period of the Options is hereby extended, such that each Option, to the extent vested and exercisable as of the Termination Date (including the vesting acceleration provided by Section 1(d)), will be exercisable until the earlier of (i) May 31, 2019, or (ii) the applicable Option’s expiration date, as set forth in the applicable stock option agreement, unless otherwise earlier terminated in accordance with any other terms of the Stock Agreements.  Employee acknowledges and agrees that this extension of the Options’ post-service exercisability periods is a “modification” of each Option for purposes of each Option’s qualification as an incentive stock option (“ISO”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Employee acknowledges and agrees that, to the extent any Option or portion thereof is considered an ISO, the extension of the post-service exercisability period with respect to such Options will (i) cause the ISO holding periods for each such Option to be reset as of the Effective Date, meaning the Employee will be required to hold the shares subject to the Option for two (2) years following the Effective Date and one (1) year from the date of exercise in order to receive preferential ISO tax treatment with respect to the Option, and (ii) with respect to any Option with a per share exercise price less than the current fair market value of a share of the Company’s common stock, cause the Option to cease to be an ISO and instead be treated as a nonstatutory stock option (“NSO”) as of the Effective Date, which will be subject to all applicable tax withholdings upon exercise. Employee is advised to consult with Employee’s tax or other applicable adviser with respect to the tax consequences of this Agreement amending the terms of the Options and the tax consequences to the Employee of Employee’s exercise of the Options and disposition of any shares acquired upon such exercise.  Employee acknowledges and agrees that Employee remains solely responsible for all employee-related taxes associated with the exercise of the Options.

f.                                        Resignation.  Employee agrees and acknowledges that he has resigned from all officer and director positions with the Company, its subsidiaries, and affiliates and agrees to assist the Company to effectuate such resignations, including executing any documents the Company may reasonably request.  The Company shall process the termination of Employee’s employment as a resignation, and shall represent that Employee resigned from Employee’s employment to any potential future employer who contacts the Company’s human resources department and requests confirmation of this information.

g.                                       Acknowledgement. Except as explicitly set forth in this Agreement, Employee acknowledges and agrees that Employee is not entitled to receive any severance compensation or benefits from the Company pursuant to any other agreement including, but not limited to, the Employment Agreement, the Severance Agreement, or the Change of Control Agreement. Employee hereby waives Employee’s right to receive any such severance not explicitly set forth in this Agreement and acknowledges that without this Agreement, Employee is not otherwise entitled to the consideration listed in this Section 1.

2.                                      Equity Awards.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase or receive from the Company pursuant to the exercise or settlement (as applicable) of outstanding Equity Awards, Employee will be considered to have vested only up to the Employment Termination Date.  All unvested shares subject to outstanding Equity Awards as of the Employment Termination Date will terminate on the Employment Termination Date (excluding, for avoidance of doubt, any vesting acceleration set forth under Section 1(d)).  Other than as set forth in Sections 1(d) and 1(e) of this Agreement, the Equity Awards shall continue to be governed by the terms and conditions of the Stock Agreements.

3.                                      Benefits.  Employee’s health insurance benefits shall cease on February 28, 2018, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Employment Termination Date.

4.                                      Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options and other equity awards, vesting, and any and all other benefits and compensation due to Employee.

5.                                      Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns, (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.                                      any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.                                      any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.                                       any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.                                      any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.                                       any and all claims for violation of the federal or any state constitution;

f.                                        any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.                                       any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.                                      any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 19, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

6.                                      Company’s Release of Claims.  The Company agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Company by the Employee. The Company hereby and forever releases the Employee and his respective heirs, family members, executors, agents, and assigns, from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against the Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement. Notwithstanding any release provided for herein, this Agreement shall not serve to release any claims by the Company against Employee for any claims relating to fraud, embezzlement, misappropriation of the Company’s trade secrets, or conduct that is in violation of criminal law.

7.                                      Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 “(“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.                                      California Civil Code Section 1542.  Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

9.                                      No Pending or Future Lawsuits; Cooperation.  Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.  In addition, Employee acknowledges that Employee’s assistance may be required regarding certain ongoing dispute resolution and corporate matters of Company.  To that end, Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request.  Employee’s obligation to assist the Company under this Section shall continue beyond the Termination Date.

10.                               Confidentiality.  Subject to Section 13 governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

11.                               Trade Secrets and Confidential Information/Company Property.  Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee will return all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company by the Effective Date.  For avoidance of doubt, Employee shall be permitted to keep all artwork and antiques that are displayed in the Company’s offices that were purchased and are owned by Employee.  It is understood that much of the art and antique collection will be picked up by Employee at a later date.

12.                               No Cooperation.  Subject to Section 13 governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.                               Protected Activity Not Prohibited.  Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity, including filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this Section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

14.                               Mutual Nondisparagement.  Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.  The Company agrees to refrain from any disparagement, defamation, libel or slander of the Employee.  Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of the Board and only for so long as each officer or member is an executive or Board member, as applicable, of the Company.  Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

15.                               Conditional Severance Payments.  Employee agrees that the severance payments set forth in Section 1(a) will only be made if during the Severance Period Employee does not, without the prior written consent of the Company, operate, manage, control, work or consult for or otherwise join, participate in or affiliate himself with, in each case at a management or key position level, any business whose business, products or operations are in any respect involved in the Covered Business (a “Competing Activity”).

Upon the date that Employee engages in a Competing Activity, all payments under Section 1(a) shall immediately cease and Employee will have no further rights to any such payments or other consideration in lieu thereof.  Should Employee obtain other employment or perform services for other entities during the period severance payments under Section 1(a) are being made to Employee, Employee agrees to provide written notification to the Company as to the name and address of Employee’s new employer or person or entity contracting for Employee’s services, the position that Employee expects to hold, and a general description of Employee’s duties and responsibilities, at least three (3) business days prior to starting such employment or service.

For purposes of this Agreement, “Covered Business” shall mean any direct business focused on surgical illumination, electrosurgery or fluorescence imaging operated or otherwise controlled by any of the entities listed in Schedule A, attached, or their subsidiaries or affiliates. The foregoing covenant shall cover Employee’s activities in every part of the Territory.

For purposes of this Agreement, “Territory” shall mean (i) all counties in the State of California; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of this Agreement; and (iii) any other countries from which the Company maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during Employee’s employment with the Company.

16.                               Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

17.                               No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

18.                               Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19.                               ARBITRATION.  EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

20.                               Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

21.                               Section 409A.  It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

22.                               Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

23.                               Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.                               Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.                               Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as otherwise modified or superseded herein.

26.                               No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer or the Chairman of the Board.

27.                               Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

28.                               Effective Date.  Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.                               Counterparts.  This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

30.                               Voluntary Execution of Agreement.  Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)                                 Employee has read this Agreement;

(b)                                 Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)                                  Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)                                 Employee is fully aware of the legal and binding effect of this Agreement; and

(e)                                  Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

PHILIP SAWYER , an individual

Dated: March 5, 2018	/s/ Philip Sawyer
Philip Sawyer

INVUITY, INC.

Dated: March 5, 2018	By	/s/ Marcia Fish
Marcia Fish
Chief Human Resources Officer

SCHEDULE A

1.	Medtronic Public Limited Company
2.	Black and Black Surgical Inc.
3.	OBP Medical Inc.
4.	Cura Surgical Inc.
5.	Hamamatsu Corporation
6.	Stryker Corporation
7.	Visionsense Corp.
8.	Bovie Medical Corporation
9.	PARE Surgical, Inc.
10.	Vue Medical Technologies Inc.
11.	Limitex AS
12.	Engineered Medical Solutions Co. LLC / Scintillant
13.	TeDan Surgical Innovations, LLC
14.	Kent Imaging
15.	Megadyne Group / Medadyne
16.	Johnson and Johnson